Exhibit 99.(13)(l)(ii)

Schedule A

Dated September 10, 2012
To The
Expense Limitation Agreement
Dated July 20, 2012
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

Fund	Contractual Limit on Total Operating Expenses	Termination Date
Diversified Small Cap Growth Fund
Class A	1.40%	July 29, 2013
Class C	2.15%	July 29, 2013
Class Y	1.15%	July 29, 2013

Growth Opportunities Fund
Class A	1.20%	September 10, 2013
Class C	1.95%	September 10, 2013
Class Y	0.95%	September 10, 2013
Institutional	0.84%	September 10, 2013

Large Cap Growth Fund
Class A	1.20%	September 10, 2013
Class B	1.95%	September 10, 2013
Class C	1.95%	September 10, 2013
Class Y	0.95%	September 10, 2013

Mid Cap Growth Fund
Class A	1.43%	July 29, 2013
Class B	2.18%	July 29, 2013
Class C	2.18%	July 29, 2013
Class Y	1.18%	July 29, 2013
Institutional shares	1.03%	July 29, 2013

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Jill T. Mcgruder
Jill T. McGruder
CEO

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
CFO

Signature Page — Schedule A to Expense Limitation Agreement